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                                                                    Exhibit (21)


                     SUBSIDIARIES OF THE MEAD CORPORATION*



                                                State of Jurisdiction
          Name                                     of Incorporation
          ----                                  ---------------------

          Escanaba Paper Company                     Michigan
          Forest Kraft Company                       Delaware
          M-B Pulp Company                           Delaware
          MCB Woodlands and Services, Inc.           Alabama
          Mead Coated Board, Inc.                    Delaware
          Mead Foreign Holdings, Inc.                Ohio
          Mead Holdings B.V.                         Netherlands
          Mead Holdings S.A.                         France
          Mead Packaging International, Inc.         Ohio
          Mead Packboard B.V.                        Netherlands
          Mead Panelboard, Inc.                      Ohio


          --------------

     * The names of additional subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. Subsidiaries which are consolidated into the above-listed subsidiaries are also omitted.


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